Exhibit 10.1

SPARE PARTS SHARING AGREEMENT

This Spare Parts Sharing Agreement (this “Agreement”) is made and entered into as of the 6th day of May, 2013, by and among CF Industries Nitrogen, LLC, a Delaware limited liability company (“CFN”), Terra Nitrogen, Limited Partnership, a Delaware limited partnership (“TNLP”) and Canadian Fertilizers Limited, an Alberta corporation (“CFL”).

WHEREAS, each of CFN, TNLP and CFL operates nitrogen fertilizer complexes that utilize some equipment similar to equipment utilized by one or more of the other parties to this Agreement; and

WHEREAS, the parties desire to share spare equipment with the other parties pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties do hereby enter into this Agreement and agree as follows:

Section 1.  Sharing Parts.  Subject to the terms and conditions of this Agreement, the parties intend that their spare parts be made available to the other parties.

Section 2.  No Encumbrances.  Each party agrees that any part it shares with another party will, to the best knowledge of the lending party, be free and clear of all liens and encumbrances.

Section 3.  Utilization of Spare Parts.  The following procedure shall be followed in borrowing a part:

a.                                       The party desiring to borrow a part from another party will request it by e-mail from the party in possession and will concurrently notify the other parties by e-mail of such request.  The owner of the part will respond promptly whether the requested part will be made available.  Notwithstanding an initial response that the requested part will be made available, at any time prior to delivery of such requested part to the borrowing party, the lending party may notify the borrowing party that the part is no longer available.  In addition, any part borrowed by a party but not yet installed in connection with planned maintenance will be surrendered upon request to any other party (including the borrowing party) whose same part(s) are failing to operate properly or in case of an emergency.

b.                                      No party shall have any liability to any other party as a result of the unavailability of any part as a result of its use by another party (except that this shall not affect the borrowing party’s obligations under subsection d. below).

c.                                       Transportation, loading and installation costs applicable to the borrowed part(s) will be for the account of the borrowing party, unless otherwise agreed upon by the lending and borrowing parties.

d.                                      Borrowing of any part does not transfer title of the borrowed part, unless and until a new or refurbished replacement part is provided by the borrowing party to the lending party, which shall occur without further documentation.  THE BORROWING PARTY IS BORROWING THE PART STRICTLY ON AN “AS IS, WHERE IS” BASIS WITHOUT ANY WARRANTIES OR

REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, FROM THE LENDING PARTY CONCERNING THE CONDITION OF THE BORROWED PART, AND THE BORROWING PARTY SHALL INDEMNIFY THE LENDING PARTY AGAINST ANY CLAIM OR ACTION ARISING OUT OF THE BORROWING PARTY’S POSSESSION OR USE OF THE BORROWED PART.  The lending party shall transfer any existing manufacturer’s warranties or other warranties from third parties covering a borrowed part or, if such warranties are not transferable, shall cooperate in reasonable arrangements designed to provide the borrowing party with the benefits of any such existing warranties, including the enforcement of any rights of the lending party with respect to such warranties.  In consideration for the receipt of the borrowed part, the borrowing party will either (i) refurbish the borrowed part and return it to the lending party in the same operating condition as when received; (ii) order a replacement part for delivery to the lending party; or (iii) if the borrowing party and lending party agree, refurbish the part removed and replaced with the borrowed part and deliver it to the lending party.  Any warranties obtained from third parties in conjunction with a refurbished part, the purchase of a replacement part or the repair of the part shall be in favor of the lending party.

e.                                       By borrowing a part, the borrowing party warrants that: (i) its representatives have been instructed in and fully understand the safe operation of the borrowed part; (ii) before using the borrowed part in any manner, it shall thoroughly inspect the part; and (iii) it shall not allow use of the part unless the part is free of faults and defects and can be safely operated and/or used and is appropriate for the use intended by the borrowing party.

f.                                         All replacement parts shall be delivered to the lending party in the same or better operating condition as the borrowed part when it was received by the borrowing party.  The borrowing party shall confirm that repairs to borrowed parts are of good material and workmanship and are free from faults and defects.  The borrowing party shall diligently inspect for damage all parts repaired or purchased or parts that are refurbished.

Section 4.  Termination.  This Agreement may be terminated upon thirty (30) days advance notice by any party.  Termination, however, shall not absolve any party of its obligations under Section 3.d. or its responsibilities for its borrowed parts.  At the time of termination, any parties desiring to continue the sharing of parts shall enter into a new agreement to address the sharing of parts.

Section 5.  Assignment.  The rights and liabilities of the parties shall be binding upon, and inure to the benefit of, their respective successors and assigns.  No party may assign this Agreement or its obligations hereunder without the prior written consent of the other parties.

Section 6.  Governing Law.  All matters relating to the validity, meaning, rights, obligations or performance of this Agreement shall be decided in accordance with the laws of the State of Delaware.

Section 7.  Entire Agreement; Amendments.  This Agreement (including Exhibit A) contains the entire Agreement of the parties with respect to the subject matter hereof.  The Agreement may only be modified by an agreement in writing signed by the party against whom enforcement of such modification is sought.

Section 8.  Notices.  Each location identified on Exhibit A shall select one individual and one back-up as the main point of contact for correspondence concerning the sharing of parts.  These individuals, as well as their contact information, will be maintained by each party hereto.

Section 9.  Waiver.  No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party.  No delay or omission of a party in exercising any right accruing upon any default of any other party shall impair any such right or be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default.  A waiver by any party of a breach or a default under any of the terms and conditions of this Agreement by any other party shall not be construed to be a waiver of any subsequent breach or default, or of any other term or condition of this Agreement.

Section 10.  Counterparts.  This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be an original and together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CF Industries Nitrogen, LLC		Canadian Fertilizers Limited

By:	/s/ Louis M. Frey	By:	/s/ R. Dale Moverley
Name:	Louis M. Frey	Name:	R. Dale Moverley
Title:	VP/General Manager	Title:	VP/General Manager,
	Donaldsonville Operations		Medicine Hat Nitrogen Complex

Terra Nitrogen, Limited Partnership

By:	Terra Nitrogen GP Inc.,
its general partner

By:	/s/ Bill Brown
Name:	Bill Brown
Title:	Acting Plant Manager,
Verdigris Nitrogen Complex

Exhibit A

Plant Abbreviation

PARTY	PLANT ID	LOCATION

CFN	DV1	Donaldsonville
CFN	DV2	Donaldsonville
CFN	DV3	Donaldsonville
CFN	DV4	Donaldsonville
CFN	DV5	Donaldsonville
CFN	PN	Port Neal
CFN	YC	Yazoo City
TNLP	VD1	Verdigris
TNLP	VD2	Verdigris
CFL	MH1	Medicine Hat
CFL	MH2	Medicine Hat